EXHIBIT 10.23


                             DATED 22 DECEMBER 1999










                         GLYCYX PHARMACEUTICALS, LTD (1)


                                  ASTRA AB (2)




           ----------------------------------------------------------

                                    AGREEMENT
           ----------------------------------------------------------



             The information below marked by [ * ] has been omitted pursuant to a request for confidential treatment filed with the SEC.


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AGREEMENT dated  22 December 1999

BETWEEN:

(1) GLYCYX PHARMACEUTICALS, LTD a company incorporated under the laws of Bermuda (company registration number EC17200) and whose registered office is at Milner House, 18 Parliament Street, Hamilton, HM12, Bermuda ("GLYCYX"); and

(2) ASTRA AB a company incorporated under the laws of Sweden (company registration number 556011-7482) and whose principal place of business is at SE-151 85 Sodertalje, Sweden and which is in the process of changing its name to AstraZeneca AB ("ASTRA").

WHEREAS:

A. Biorex Laboratories Limited ("BIOREX") has developed a therapeutic pharmaceutical product for treatment and maintenance of colitis based upon the compound Balsalazide and by an agreement between Biorex and Glycyx dated 17 September 1992 (replacing an earlier agreement dated 18 March 1992) Biorex granted to Glycyx the exclusive right and licence to manufacture, use and sell products incorporating Balsalazide.

B. On 21 September 1992, Glycyx and Astra entered into (i) a Research and Development Agreement (the "RESEARCH AGREEMENT") under which they agreed to collaborate in a programme of product development and creation of a master dossier for submission to regulatory authorities and (ii) a Distribution Agreement (the "DISTRIBUTION AGREEMENT") whereby Glycyx granted to Astra the exclusive sales right in respect of Balsalazide in all countries in the World, excluding Italy, Spain, Portugal, Greece, USA, Japan, Taiwan and Korea.

C. Glycyx and Astra have agreed (i) to confirm the termination of the Research Agreement; and (ii) to terminate the Distribution Agreement, upon the terms set out in this Agreement.

D. Astra has agreed for a limited period of time to continue to distribute Balsalazide in the territories of United Kingdom, Sweden and Denmark only, upon the terms and conditions of this Agreement.

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NOW IT IS AGREED as follows:

1.       DEFINITIONS

1.1 In this Agreement the following words shall have the following meanings:

              "APPLICATIONS" means use for the treatment of and the maintenance of remission of ulcerative colitis in humans.

              "ASSOCIATE" means in relation to each Party any company which is a holding company or subsidiary of such Party and any other subsidiary of any such holding company or subsidiary and for this purpose:

              (i) a company shall be deemed to be a "subsidiary" of another if that other either:

                           (a)     is a member of it and controls the
                                   composition of its board of directors (and for such purpose the composition of a company's board of directors is deemed to be controlled by another company if that other company by the exercise of some power exerciseable by it without the consent or concurrence of any other person can appoint or remove all or a majority of the directors); or

                           (b) holds more than half in nominal value of its equity share capital; and

              (ii) a company is deemed to be another's holding company if the other is its subsidiary.

              "ASTRA CONFIDENTIAL INFORMATION" means any information, data and know-how of a confidential or proprietary nature, whether oral, written or in any other form, owned by or within the control of Astra or any Astra Associate as at the Effective Date or otherwise during the term of this Agreement relating to the development, formulation, manufacture, sale or use of Balsalazide or the Product, including for the

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              avoidance of doubt all such information in respect of any Astra
              Intellectual Property, Astra Product Information and Astra Regulatory Data.

              "ASTRA INTELLECTUAL PROPERTY" means all know-how, copyright, patents (or applications therefor) (other than the Astra Patents) and other intellectual property rights owned by or within the control of Astra or any Astra Associate as at the Effective Date or otherwise during the term of this Agreement relating to Balsalazide, the Product or any formulation of Balsalazide or the Product or any process for the manufacture or formulation of Balsalazide or the Product, including any intellectual property rights owned by or within the control of Astra or any Astra Associate in Astra Product Information and Astra Regulatory Data but excluding only any such rights in respect of any Astra proprietary name or logo.

              "ASTRA IP INFORMATION" means Astra Confidential Information relating exclusively to the Astra Intellectual Property or contained in the Astra Product Information and Astra Regulatory Data.

              "ASTRA PATENTS" means the patent and applications for patent listed in Schedule 2.

              "ASTRA PRODUCT INFORMATION" means (in written or in any other form, including electronic format):

              (i) correspondence with the Regulatory Authorities relating to Balsalazide or the Product;

              (ii) marketing information used to support the marketing and distribution of Balsalazide or the Product (including, without limitation, sales training materials, promotional materials and customer lists);

              (iii) manufacturing know-how relating to the manufacture of
                    Balsalazide or the Product; and

              (iv) information relating exclusively to the prosecution and maintenance of the Astra Patents,

              owned by or within the control of Astra or any Astra Associate as at the Effective Date or otherwise during the term of this Agreement.

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              "ASTRA REGULATORY DATA" means any documents or data filed or required to be filed (either written or in any other form, including electronic format) in connection with the Product Registrations and any adverse event database in respect of the Product owned by or within the control of Astra or any Astra Associate as at the Effective Date or otherwise during the term of this Agreement.

              "ASTRA TERRITORY" means the United Kingdom, Sweden and Denmark.

              "BALSALAZIDE" means 5-[4 (2- carboxyethylcarbamoyl) - phenylazo] - salicylic acid including all salts, primary metabolites, or isomers thereof.

              "BIOREX" means Biorex Laboratories Limited a company incorporated in England under Company Registration Number 390233 whose registered office is at 2 Crossfield Chambers, Gladbeck Way, Enfield, Middlesex EN2 7HT.

              "BIOREX AGREEMENT" means the agreement between Biorex and Glycyx dated 17 September 1992 (replacing an earlier agreement dated 18 March 1992) as amended from time to time in accordance with its terms.

              "BIOREX/ASTRA AGREEMENTS" means two agreements entered into between Biorex and Astra dated 21 September 1992 and 30 April 1993 respectively as amended from time to time in accordance with their terms.

              "DISTRIBUTION AGREEMENT" means the Distribution Agreement between Glycyx and Astra AB dated 21 September 1992 as amended from time to time in accordance with its terms or otherwise varied by agreement in writing between the Parties.

              "EFFECTIVE DATE" means 22 December 1999.

              "FORCE MAJEURE" means in relation to either Party any circumstances beyond the reasonable control of that Party, including strike, lock out or other form of industrial action, act of God, war, riot, accident, breakdown in plant or machinery, fire, flood, explosion or government action.

              "GLYCYX CONFIDENTIAL INFORMATION" means any information, data and know-how of

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              a confidential or proprietary nature, whether oral, written or in any other form, disclosed by or on behalf of Glycyx (or any Glycyx Associate) to Astra (or any Astra Associate) under or in connection with the Research Agreement, the Distribution Agreement or this Agreement or otherwise, relating to the development, formulation, manufacture, sale or use of Balsalazide or the Product and, with effect from the Effective Date, all information, data and know-how of a confidential or proprietary nature relating to the Astra Patents insofar as it relates exclusively to Balsalazide.

              "GLYCYX INTELLECTUAL PROPERTY" means all know-how, copyright and other intellectual property rights owned by or licensed to Glycyx relating to the Product (excluding only the Patents and Trade
              Mark).

              "GLYCYX TERRITORY" means all the countries in the world excluding Italy, Spain, Portugal, Greece, United States of America, Japan, Taiwan and Korea and excluding the Astra Territory.

               "NET RECEIPTS" means

                          (A) all capital sums, royalties, fees, commissions or other consideration in money or money's worth received by Glycyx or any Glycyx Associate from a Third Party Licensee in respect of rights granted by Glycyx or such Associate to such Third Party Licensee in or to products containing Balsalazide excluding (for the avoidance of doubt) sums paid in respect of prospective bona fide research and development costs and sales receipts for products sold to Third Party Licensees; and

                          (B) net profit made by Glycyx or any Glycyx Associate on the sale of products containing Balsalazide to such Third Party Licensee provided that "NET PROFIT" shall be calculated as the aggregate gross invoice price of product sold to such Third Party Licensee on arm's length terms after deducting the following items to the extent they are actually paid or allowed:

                          (i) Sales or value added or other direct taxes actually incurred and paid in connection with the sale or delivery of product to such

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                          Third Party Licensee;

                          (ii) Normal discounts actually granted;

                          (iii) Credit actually allowed for product returned or not accepted by such Third Party Licensee;

                          (iv) Rebates, chargebacks and other post-sale performance-related rebates and retroactive price reductions; LESS

                          (v) all costs incurred by Glycyx in the manufacture and supply of the product to such Third Party Licensee; and

                          (vi) all sums payable by Glycyx to Biorex in respect of such product under the Biorex Agreement.

               Provided that:

                          (vii) for the avoidance of doubt "net profit" shall not include any sums received by Glycyx under subclause (A) above; and

                          (viii) where product is sold on other than arm's length basis and the gross invoice price is less than would be achieved on normal trade terms then the gross invoice price for the purpose of this Clause shall be deemed to be the price that would have been achieved had the product been sold on an arm's length basis. Product supplied and used in clinical trials or for other research and development purposes or for commercial sampling shall be ignored for the purpose of calculating Net Receipts; and

                          (ix) for the purpose of calculating the Net Receipts on bundled products, deductions shall be apportioned across all products in the bundle on a fair and reasonable basis Provided that the percentage rebate or discount apportioned to the product


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                          containing Balsalazide shall not exceed the percentage
                          rebate or discount applied in total to the bundled products. Similarly the total price payable for a bundled product shall be apportioned between product containing Balsalazide and other product within the bundle on a fair and reasonable basis; and

                          (x) in the event that Glycyx or its Associate sells product containing Balsalazide to a Third Party Licensee who also purchases other products or services from Glycyx or its Associates and if Glycyx or its Associate discounts the purchase price of the product containing Balsalazide to a greater degree than Glycyx or its Associate, respectively, generally discounts the price of its other products or services to such customer then in such case the Net Receipts for the sale of product containing Balsalazide to such Third Party Licensee shall be calculated by applying the weighted average discount granted by Glycyx or its Associate to such customer. For the purposes of this provision "discounting" includes establishing the list price at a lower than normal level.

              "NET SALES PRICE" means the gross invoice price of each Product sold to an independent third party on arm's length terms by Astra or any Astra Associate after deducting the following items to the extent they are actually paid or allowed:

                          (i) Sales or value added or other direct taxes actually incurred and paid in connection with the sale or delivery of Product to such third parties;

                          (ii) Normal discounts actually granted;

                          (iii) Credit actually allowed for Product returned or not accepted by customers;

                          (iv) Rebates, chargebacks and other post-sale performance-related rebates and retroactive price reductions.

              Provided that:


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                          (v) where Product is sold on other than arm's length
                          basis and the gross invoice price is less than would be achieved on normal trade terms then the gross invoice price for the purpose of this Clause shall be deemed to be the price that would have been achieved had the Product been sold on an arm's length basis. Product supplied and used in clinical trials or for other research and development purposes or for commercial sampling shall be ignored for the purpose of calculating Net Sales Price; and

                          (vi) for the purpose of calculating the Net Sales Price on bundled products, deductions shall be apportioned across all products in the bundle on a fair and reasonable basis Provided that the percentage rebate or discount apportioned to the Product shall not exceed the percentage rebate or discount applied in total to the bundled products. Similarly the total price payable for a bundled product shall be apportioned between Product and other product within the bundle on a fair and reasonable basis; and

                          (vii) in the event that Astra or its Associate sells Product to a third party who also purchases other products or services from Astra or its Associates and if Astra or its Associate discounts the purchase price of the Product to a greater degree than Astra or its Associate, respectively, generally discounts the price of its other products or services to such customer then in such case the Net Sales Price for the sale of Product to such third party shall be calculated by applying the weighted average discount granted by Astra or its Associate to such customer. For the purposes of this provision "discounting" includes establishing the list price at a lower than normal level.

              "PATENTS" means the patents and applications for patents relating to Balsalazide listed in Schedule 1, all patent applications which may hereafter be filed by or on behalf of the owners of such patents or patent applications or by Glycyx or its Associates and which either are based on or claim priority from any of the said patents or patent applications and all patents which may be granted pursuant to any of such patent applications and any Supplemental Protection Certificate(s) relating to Balsalazide and any such patents or patent applications.


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              "PRODUCT" means a pharmaceutical preparation in capsule form containing Balsalazide for the Applications.

              "PRODUCT REGISTRATIONS" means all product licenses or approvals, marketing approvals and pricing or reimbursement approvals granted to Astra or any Astra Associate by any Regulatory Authority or any applications (whether prepared, but not submitted, pending or withdrawn or rejected) for any of the same in respect of the Product.

              "REGULATORY AUTHORITY" means any body responsible for the grant of product licences or approvals, marketing approvals or pricing or reimbursement approvals or for determination of Good Manufacturing Practice within Europe.

              "RESEARCH AGREEMENT" means the Research and Development Agreement between Glycyx and Astra dated 21 September 1992 as amended from time to time in accordance with its terms or otherwise varied by agreement in writing between the Parties.

              "SALIX" means Salix Pharmaceuticals, Inc a company incorporated under the laws of California, whose registered office is at 3600
              W. Bayshore Road, Suite 205, Palo Alto, California 94303 USA, a Glycyx Associate.

              "THIRD PARTY LICENSEE" means a third party (whether or not a licensee) granted rights by Glycyx or any Glycyx Associate to distribute, market and/or sell any product containing Balsalazide in any part of the Glycyx Territory and/or the Astra Territory.

              "TRADE MARK" means each and all of:

                          (i) the trade mark "Colazide" registered as a trade mark for use on pharmaceutical preparations in the United Kingdom;

                          (ii) the trade mark "Colazid" registered as a trade mark for use on pharmaceutical preparations in Sweden; and


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                          (iii) the trade mark "Colazid" and "Premid" each
                          registered as a trade mark for use on pharmaceutical preparations in Denmark.

1.2 In this Agreement, where appropriate, words denoting the masculine gender shall include the feminine and neuter genders and vice versa; words denoting a singular number shall include the plural and vice versa; references to the definite article shall include the indefinite article and vice versa; references to persons shall include firms, companies and other organisations and vice versa; and words such as "include" or "including" are to be construed without limiting the generality of the preceding words.

1.3 In this Agreement, references to the Parties shall mean Glycyx and Astra.

1.4 In this Agreement, references to requirements of law shall include the requirement of any applicable court or arbitral order or any applicable and relevant regulatory body.

1.5 The headings in this Agreement are for convenience only and shall not affect its interpretation.

              2. TERMINATION OF RESEARCH AGREEMENT AND DISTRIBUTION AGREEMENT

2.1 Upon the Effective Date each of the Research Agreement and the Distribution Agreement and all (if any) other agreements between the Parties and/or their Associates relating to Balsalazide and/or products containing Balsalazide throughout the world excluding only the USA, shall terminate, and, save only in respect of any claim under the provisions of Clause 9 or 16 of the Distribution Agreement in respect of Product delivered prior to the Effective Date or in respect of any claim concerning a breach of the provisions of Clause 17 of the Distribution Agreement occurring prior to the Effective Date ("a Product Claim"):

              2.1.1 each Party hereby releases the other Party, its
                    predecessors, successors, assigns and its present and former officers, directors, partners, shareholders, employees, agents, parent companies and Associates from any and all past, present and future claims, demands, obligations, liabilities and causes of action of any kind or nature, whether known or unknown, accrued or unaccrued (collectively, "Claims") whatsoever relating to or


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                    arising under, out of, or in connection with such agreements or the termination of such agreements Provided Always that neither Party hereby releases the other from any Claims arising under the terms of this Agreement or from any Product Claim; and

              2.1.2 each Party to this Agreement covenants and agrees not to commence, aid, prosecute or cause to be commenced or prosecuted any action or other proceeding based upon any claims, demands, obligations, or causes of action relating to, arising under, out of, or in connection with the matters subject to mutual release as set out in Clause 2.1.1; and

              2.1.3 the provisions of this Clause 2 and other provisions of this
                    Agreement are in part a compromise and settlement of claims and are not intended to be, nor shall be construed as, any admission of liability or wrongdoing by any Party hereto or any other person or entity.

2.2 Termination of the Distribution Agreement shall not terminate the continuing obligations of Astra to Glycyx:-

              2.2.1 to make payment in respect of deliveries of Product effected prior to the Effective Date; and

              2.2.2 to account in accordance with the provisions of Clause 14.4 of the Distribution Agreement for the Trade Mark license fee in respect of all Product bearing the Trade Mark supplied by Glycyx to Astra (or any Astra Associate) prior to the Effective Date (whether supplied by Astra or any Astra Associate to any third party either before or after the Effective Date).

2.3

              2.3.1 It is acknowledged that Glycyx is currently seeking a marketing partner to assume development, distribution, marketing and sale of the Product in the Glycyx Territory and, subject always to the terms of this Agreement, in the Astra Territory. Astra undertakes to provide Glycyx with reasonable and timely access to relevant employees of Astra and any Astra


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                    Associate who are familiar with Balsalazide and the Product or otherwise have material information in connection with

                            (a) the development, formulation, manufacturing, distribution, marketing and sale of Balsalazide or Product; or

                            (b)    the Product Registrations

              to assist in a smooth transfer of development, distribution, marketing and sales rights to Glycyx or any such new marketing partner of Glycyx, in respect of the Glycyx Territory and the Astra Territory and to assist in a smooth transfer of all Product Registrations and in connection with matters arising in respect of such Product Registrations prior to the date of transfer, such access to be free of charge except that Glycyx shall bear any travel, hotel or other out of pocket expenses reasonably and solely incurred by Astra in providing such assistance.

              2.3.2 The Parties shall establish a Joint Committee to liaise regularly and to coordinate the access to and assistance of Astra under Clause 2.3.1 and in respect of the matters specified in Clause 4. Such Committee shall meet in Sweden or London, unless otherwise agreed, and shall liaise regularly by telephone and other communication. It is proposed that the initial members of the Joint Committee shall be:

              Astra:                David Price, Gunilla Nygard, Paul Brennan

              Glycyx:      John Brough, Lorin Johnson, Randy Hamilton.

              Each Party shall use reasonable endeavours to maintain effective membership of the committee and, if a person shall cease to be a member of the committee, shall replace him with a suitably qualified replacement.

2.4           Astra hereby warrants and undertakes that:

2.4.1 the Product has been launched under the terms of the Distribution Agreement only in the Astra Territory and only under the Trade Marks and has not prior to


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              the Effective Date been sold or supplied by Astra or any Astra
              Associate otherwise than for the purposes of clinical development outside the Astra Territory; and

              2.4.2 Astra (or any Astra Associate) has applied for and obtained only such Product Registrations as are specified on the full and complete list to be provided by Astra to Glycyx within 10 days of the Effective Date.

2.5 Astra undertakes to deliver to Glycyx as at the Effective Date duly executed for and on behalf of Astra a letter addressed to Biorex in the agreed form in connection with the Biorex/Astra Agreements and Glycyx undertakes to deliver to Astra as at the Effective Date a copy of such letter in the agreed form countersigned by Biorex confirming its unconditional acceptance of the terms of such letter with effect from the Effective Date.

              3. GRANT OF RIGHTS

3.1 With effect from the Effective Date and in accordance with the terms and conditions contained in this Agreement, Glycyx hereby appoints Astra as its distributor for the Product within and throughout the Astra Territory only.
3.2 The rights granted hereunder to Astra shall be in respect of the Product only and Astra shall have no rights in respect of any indications or applications for Balsalazide other than the Applications.

              4. ASTRA INTELLECTUAL PROPERTY AND ASTRA REGULATORY DATA

4.1 Astra undertakes within 60 (sixty) days of the Effective Date to deliver free of charge to Glycyx (or as it may direct) copies of all Astra Product Information and Astra Regulatory Data Provided that Astra shall be entitled to make deletions from such copies of information subject to applicable confidentiality privileges or required for the protection of proprietary information of Astra not related to the development, formulation, manufacture, commercialisation, sale or use of Balsalazide or the Product.

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4.2           Astra hereby undertakes to assign to Glycyx free of any charge or payment and free of any third party right, claim or license in respect of all or any part thereof all its rights in and to the Product Registrations relating to any part of the world excluding only the USA and the Astra Territory. Astra undertakes to provide to Glycyx free of charge such assistance as may be reasonably required in connection with the transfer of such Product Registrations. In the case of non-European Union countries the Parties shall seek to effect such transfers as soon as practicable and not later than 31 March 2000. In the case of European Union countries, the transfers shall be effected not later than the last date of transfer of the Product Registrations in the Astra Territory. In the case of any country where the Product Registration is pending, prior to the transfer being effected it shall be the responsibility of Glycyx to prepare and compile all data required for responses to the Regulatory Authority and Astra shall file such responses with the Regulatory Authority.

4.3 In respect of Astra Intellectual Property which relates exclusively to Balsalazide or the Product, forthwith on the Effective Date Astra hereby assigns to Glycyx free of any charge or payment, and free of any third party right, claim or license in respect of all or any part thereof, all its right, title and interest therein and Glycyx on the Effective Date hereby grants to Astra a non-exclusive royalty-free perpetual licence to use the same (with the right to sub-license) Provided that Astra shall not prior to 30 September 2012 use the same or grant to any other person any right to use the same in any manner in connection with Balsalazide or the Product except in the exercise of its rights and performance of its obligations under this Agreement.

4.4 In respect of Astra Intellectual Property which does not relate exclusively to Balsalazide or the Product, forthwith on the Effective Date Astra hereby grants to Glycyx a royalty-free perpetual license to use the same in the development, manufacture, formulation, use or exploitation of Balsalazide and/or the Product only (with the right to sub-license) and Astra undertakes that it will not prior to 30 September 2012 use the same or grant to any other person any right to use the same in the development, manufacture , formulation, use or exploitation of Balsalazide and/or the Product except in the exercise of its rights and performance of its obligations under this Agreement.

4.5 Astra hereby undertakes to Glycyx with effect from the Effective Date that it will not prior to 30 September 2012 use or grant to any other person any right to use the Astra IP


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              Information in any manner in connection with Balsalazide or the
              Product except in the exercise of its rights and performance of its obligations under this Agreement.

4.6 Each Party undertakes to execute such further documents in connection with such assignment or licensing of the Astra Intellectual Property or the transfer of the Product Registrations under Clause 4.2 as may reasonably be required from time to time by the other Party.

4.7 Forthwith on the Effective Date, Astra hereby assigns to Glycyx the Astra Patents free of any third party license. Astra undertakes to execute such further documents as Glycyx shall reasonably require for the purpose of assigning the Astra Patents to Glycyx or its designee, all external costs relating to the assignment of the Astra Patents and registration of Glycyx or its designee as the proprietor thereof being borne by Glycyx. It is agreed that Glycyx shall have no obligation to take any assignment of any Astra Patent and that from the Effective Date neither Party shall have any obligation to maintain the Astra Patents in force Provided that forthwith on the Effective Date Astra shall notify Glycyx in writing of any time deadlines in respect of the prosecution or maintenance of the Astra Patents which will occur on or prior to 29 February 2000 and shall at Glycyx's written request pay any renewal fees or other sums which shall be payable to the patent registration authorities in relation to such deadlines, and such sums shall be repayable by Glycyx to Astra within 14 days of written demand. For so long as the Astra Patents remain in force Glycyx hereby grants to Astra a non-exclusive royalty-free license under the Astra Patents (with the right to sub-license) to manufacture, sell and use any products other than products containing Balsalazide.

4.8 Astra warrants as at the Effective Date that so far as its Patent Department is aware:

              4.8.1 such Patent Department has not received any written notice alleging that the Astra Patents infringe any rights of any third party;

              4.8.2 such Patent Department has not received any written
                    notification indicating that any Astra Patent application has been rejected; and

              4.8.3 all actions and payments required prior to the Effective
                    Date in connection with the


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                    prosecution, maintenance or renewal of the Astra Patents
                    have been taken or made in accordance with the requirements of any relevant authority.

              Save only as expressly provided in Clauses 4.7 and 4.8, Astra gives no warranty or representation as to the validity or value of the Astra Patents or Astra Intellectual Property.

4.9 Subject to the other provisions of this Agreement, including without limitation Clauses 4.2, 4.3, 4.4, 4.5 and Clause 14 the Parties hereby acknowledge and agree that nothing contained in this Agreement or in any agreements terminated under Clause 2.1 shall limit or prevent or hinder in any manner the ability of either Party to compete with the other Party in the Astra Territory and the Glycyx Territory or to pursue any and all activities in connection with the development and/or commercialisation of one or more products that may compete with Balsalazide or the Products.

              5. PRODUCT DATABASE AND ADVERSE REACTIONS REPORTING

5.1 Glycyx shall maintain or cause to be maintained a database of all adverse and other reactions or events in connection with the Product occurring in any part of the Glycyx Territory and shall use reasonable commercial endeavours to procure that any such adverse and other reactions are notified to it in a timely manner by any sub-licensee and/or distributor of the Product.

5.2 Astra shall maintain a database of all adverse and other reactions or events in connection with the Product occurring within the Astra Territory and shall use all reasonable commercial endeavours to procure that any such adverse and other reactions are notified to it in a timely manner by its sub-licensees and/or distributors of the Product in the Astra Territory.

5.3           Astra undertakes to notify Glycyx:

              5.3.1 forthwith (or in any event in sufficient time to allow
                    Glycyx to report such information in compliance with applicable law) in the event that it becomes aware of any serious or previously unknown adverse reaction or contra indications to the Product; and

              5.3.2 on a quarterly basis (within three months of the end of each quarter) (or in any event in sufficient time to allow Glycyx to report such information in compliance with applicable law) of other adverse reactions or contra indications to the Product.

5.4           Glycyx undertakes to notify Astra:

              5.4.1 forthwith (or in any event in sufficient time to allow Astra to report such information in compliance with applicable
                    law) in the event that it becomes aware of any serious or previously unknown adverse reaction or contra indications to the Product; and

              5.4.2 on a quarterly basis (within three months of the end of each quarter) (or in the event in sufficient time to allow Astra to report such information in compliance with applicable law) of other adverse reactions or contra indications to the Product.

5.5 In the event that Glycyx or any third party shall conduct clinical studies in support of any promotional or marketing activities of Glycyx or such third party in respect of the Product within the Astra Territory or the Glycyx Territory, Glycyx shall use reasonable endeavours to grant or procure the grant to Astra of full unrestricted access to the results of such trials so that Astra shall be entitled to use such results in connection with the marketing, sale and use of the Product in the Astra Territory only.

              6. ASTRA'S UNDERTAKINGS

6.1 Astra shall use reasonable commercial endeavours to distribute the Product in the Astra Territory. Astra shall not disparage Balsalazide or the Product to any material extent and shall use all reasonable endeavours to procure that no Astra Associate and no employee of Astra or any Astra Associate shall disparage Balsalazide or the Product to any material extent, but Astra shall have no obligation to promote or market the Product in the Astra Territory.


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

6.2 Astra shall distribute the Product in the Astra Territory entirely in accordance with the terms of any product license, price approval (where applicable), and other restrictions and regulations for the Product as may be relevant and applicable in each country within the Astra Territory.

6.3           Astra further undertakes:

              6.3.1 to distribute the Product in each part of the Astra
                    Territory under the relevant Trade Mark only and not to use any other trade name, trade mark or logo for or on the Product, provided that the name "Balsalazide" may be used but only as a generic name for the Product in accordance with and as required by applicable laws and regulations;

              6.3.2 to enter into Trade Mark user agreements and such other agreements (whether relating to the Trade Mark, Technical Standards or otherwise) as may reasonably be required by Glycyx or is required by applicable regulations in any part of the Astra Territory in connection with the exploitation by Astra of the Product and/or the use by Astra of the Trade Mark;

              6.3.3 to notify Glycyx immediately of any improper or wrongful use of the Trade Mark, the Patents, Glycyx Intellectual Property or Glycyx Confidential Information coming to Astra's knowledge;

              6.3.4 forthwith to refer to Glycyx all enquiries for the supply of the Product received from potential distributors or sub-licensees of Product whether within or outside the Astra Territory;

              6.3.5 not actively to seek customers for the Product outside the
                    Astra Territory;

              6.3.6 not to use any misleading statements or misrepresentations on the Product packaging or use any defective packaging materials and to comply in all respects with all local regulations and laws in connection with the Product packaging and the information provided thereon;

              6.3.7 in its sale and use of the Product in each part of the Astra Territory to comply with all relevant regulatory health and pricing regulations and approvals in such part of the Astra Territory. For the avoidance of doubt Glycyx shall not be responsible or liable in any manner whatsoever for Astra's compliance with any such regulations and approvals (whether or not it shall have assisted Astra in or approved the sale or use of the Product by Astra in such part of the Astra Territory);

              6.3.8 not to use any packaging which may adversely affect the Product in any way, including the Product's approved shelf-life;

              6.3.9 not to incur any liability on behalf of Glycyx or in any manner, pledge or purport to pledge Glycyx's credit or accept any order or make any contract binding on Glycyx or give or make any representation or warranty with reference to the Product on behalf of Glycyx and in all correspondence and dealings with third parties shall clearly indicate that it is acting as principal;

              6.3.10 to be solely responsible for the acts and omissions of its employees and representatives in connection with the performance of its rights and obligations hereunder; and

              6.3.11 promptly upon request provide at the expense of Glycyx such assistance as Glycyx may reasonably require in connection with obtaining any extension, renewal or Supplementary Protection Certificate of or in respect of any Patent in the Astra Territory.

6.4 Astra shall be solely responsible for effecting (at its sole cost and expense) such amendments and translations to any Astra Regulatory Data as may be required to procure that such Astra Regulatory Data complies with and satisfies the requirements of any Regulatory Authority within any particular part of the Astra Territory Provided that Astra shall not be obliged to conduct any further test or development work required in connection therewith. In the event that Astra becomes aware that any such further test or development work is required by any such Regulatory Authority, Astra undertakes promptly to notify Glycyx. Glycyx shall not be obliged to incur any cost or conduct any further test or development work or otherwise amend or translate any such Astra Regulatory Data but shall be entitled at its own cost to conduct any such test or development work if it wishes to do so. Whilst Astra shall remain the owner of the Product Registrations, it shall file with the Regulatory Authority data derived from such test or development work provided to it by Glycyx for filing.

6.5 Astra shall be responsible for the collection of debts due to it and shall bear all losses owing to its failure so to do.

              7. SUPPLY OF PRODUCT

7.1 Astra shall notify Glycyx in writing of its forecast monthly requirements for quantities of the Product during the period of 12 months following the date of such forecast. Such forecasts shall be delivered as at the Effective Date and subsequently on January 1st, April 1st, July 1st and October 1st in each year. Any subsequent forecast shall contain revised forecasts for the subsequent 12 month period. Such forecasts shall be prepared in good faith but shall be non-binding and shall not be construed as constituting any representation by Astra that it will not exercise its right to terminate this Agreement during any such 12 month period.

7.2 Glycyx shall use all reasonable endeavours to fulfil on a timely basis all written orders placed on it by Astra for the Product in accordance with the previous forecast delivered, including the outstanding orders details of which including current estimated delivery dates are listed in Schedule 4 ("Outstanding Orders").

7.3 Subject to Clause 7.2, Astra undertakes to take delivery and effect payment in accordance with the terms of this Agreement of all Product specified in the Outstanding Orders.

7.4 Glycyx hereby warrants and undertakes that all quantities of the Product supplied to Astra after the Effective Date shall as at the date of delivery be supplied fully in accordance with the Bulk Product Specification and the Finished Product Specification contained in Schedule 3 and shall have been manufactured in accordance with the European Community Good Manufacturing Practice and the Drug Master File for the Product.

7.5 Upon receipt of any delivery of the Product from Glycyx, Astra shall test such Product (in accordance with the Quality Test Procedures agreed and incorporated as Schedule 3 to this Agreement) and in the event that such Quality Test Procedures reveal any breach of the warranty given in Clause 7.4, Astra shall be entitled to reject the full shipment of the Product within 45 days of receipt of such shipment, by notice in writing to Glycyx.

7.6 In the event of any dispute between the Parties concerning any allegation of breach of the warranty contained in Clause 7.4 or concerning any rejection or purported rejection of any shipment of the Product, a sample quantity of the Product in question shall (at the joint cost and expense of the Parties) be delivered to an independent laboratory (nominated by the agreement of the Parties or in the absence of agreement on the application of either Party by the President by the time being of the Royal Pharmaceutical Society of Great Britain) which shall be supplied with copies of the Bulk Product Specification, the Finished Product Specification and the Drug Master File and shall carry out testing in accordance with the Quality Test Procedures and whose decision as to the quality of such Product and as to any breach of warranty by such Product, shall in the absence of manifest error be final and binding on the Parties.

7.7 The terms and conditions relating to the supply of the Product by Glycyx to Astra after the Effective Date (including for the avoidance of doubt all Product specified in the Outstanding Orders) shall be as set out in this Agreement and each written order placed on Glycyx by Astra shall form a separate contract for the supply of the Product.

7.8 Astra will not take any action to transfer or change any part or aspect of any product license(s) and/or marketing authorisation(s) for the Product (including, without limitation, any aspect of any Drug Master File, manufacturing method or specification), nor to allow piggyback or similar licenses with respect thereto, to the extent such actions reasonably affect the ability of Glycyx to manufacture and supply the Product to Astra, without the prior written consent of Glycyx (such consent not to be unreasonably withheld).

7.9 So long as Astra remains owner of the Product Registrations it shall file with the Regulatory Authorities in the Astra Territory and other European Union countries such applications for amendments and variations to the Product Registrations as Glycyx shall request:

              7.9.1 to obtain approval of additional suppliers and bulk
                    manufacturers of Balsalazide or the Product; or

              7.9.2 to reflect changes in the manufacturing process to the extent Astra is not materially adversely affected by such changes.

7.10 Astra will use reasonable endeavours to procure that UCB S.A. in respect of its premises at Chemin de Foriest, B-1420 Braine L'Alleud, Belgium and Omnichem S.A. in respect of its premises at Rue du Fonds Jean Paques 8, B-1438 Louvain-la Neuve, Belgium and at Cooppallaan 91 B-9230 Wetteren Belgium are added on relevant Product Registrations in the Astra Territory and other European Union countries. It shall be the responsibility of Glycyx to prepare and compile all data required for the purpose of such applications and Astra shall act in accordance with Clause 7.9 in respect of such request.

              8. PRICE AND PAYMENT

8.1 The price charged for the Product by Glycyx to Astra shall be established in pounds sterling as follows:

              8.1.1 The price for the Product delivered during the period of seven full calendar months after the Effective Date shall be [ * ] pence per capsule;

              8.1.2 Thereafter the price for the Product delivered during each succeeding six calendar months shall be equal to [ * ]% of the weighted average Net Sales Price for the Product in the Astra Territory during the said six calendar months and it is agreed that:

                            (i) if this Agreement shall terminate on a date other than the final day of any such period of six calendar months, the last period shall be reduced accordingly;



             The information above marked by [ * ] has been omitted pursuant to a request for confidential treatment filed with the SEC.

                            (ii) the price shall be finally determined within three months after the end of each such period of six or fewer calendar months. Prior to such final determination of the price for each such period, Astra shall pay on account the price applicable in respect of the immediately preceding period; and

                            (iii) for the conversion of the relevant currencies into pounds sterling under Clause 8.1.2, the closing mid point exchange rates for the sale and purchase of foreign currency as published in the Financial Times, London edition on the last banking day of the period in question shall be applied.

8.2 Payment of the sums due to Glycyx under Clause 8.1 and Clause 11 and any reimbursement due to Astra under Clause 8.1.2 shall be net cash within 30 days from the date of invoice payable in pounds sterling. Payment should be made by express payment through the banking system into such bank account as the payee shall designate for such purpose.

8.3           If payment is not made as set out in Clause 8.2:

              8.3.1 interest will be charged at the rate of 2% (two percent) per annum above the base rate for the time being of Barclays Bank Plc on the unpaid balance (such interest to accrue on a day to day basis from the date of payment as well after as before any judgment); and

              8.3.2 in the event of default by Astra, Glycyx shall be entitled to require payment in advance for any delivery of the Product made prior to receipt of such payment in full.

8.4 Astra shall keep full proper and up-to-date books of account and records showing clearly all transactions relating to the calculation of the Net Sales Price.

8.5 Astra shall allow an independent accountant appointed by Glycyx and approved by Astra, such approval not to be unreasonably withheld or delayed, to inspect the financial records of Astra or any Astra Associate in order to verify the Net Sales Price and the prices payable by Astra for the supply of Product under this Clause 8. Such verification shall be undertaken at the sole cost and expense of Glycyx provided that in the event that any such verification shall reveal an under reporting and/or accounting in respect of Net Sales Price or the price per Product payable hereunder in excess of 3% the cost and expense of such verification shall be borne by Astra.

              9. DELIVERY

9.1 Delivery of the Product to Astra by Glycyx shall be Ex Works any of the approved manufacturing plants designated by Glycyx (Incoterms 1990) and otherwise as agreed in writing between the Parties.

9.2 The Product shall be shipped to Astra by such method of transport as Astra shall nominate and such transport shall be arranged and paid for by Astra. Glycyx shall not be liable for any loss of or damage to the Product after delivery and whilst in transit.

9.3 Risk in the Product shall pass to Astra on delivery and Astra shall be responsible for insuring the Product from the date of delivery and in transit at its own cost and expense.

              10. PRODUCT LIABILITY

10.1 Glycyx hereby agrees to indemnify Astra against any action, claim, loss and damage suffered by or awarded against Astra in connection with any claim against Astra from a third party arising from any breach by Glycyx (or its subcontractors or nominees) of the warranty and undertaking contained in Clause 7.4 Provided Always that such indemnity shall not extend to any liability, cost, expense or damage, suffered or incurred by reason of any defect in any Product which was detected or should have been detected by Astra by means of the Quality Test Procedures applied (or which should have been applied) by Astra within 45 days of the date of delivery of the Product under the provisions of Clause 9.1.

10.2 Astra undertakes to indemnify and hold Glycyx harmless against all and any loss, damage, claim or liability suffered or incurred by Glycyx in respect of Product distributed or sold by Astra on or after the Effective Date, save only where Glycyx is liable under Clause 10.1.

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

              11. CONSIDERATION

11.1 In consideration of the agreed termination of the Distribution Agreement Astra agrees to pay to Glycyx a fee of [ * ] pence per capsule in respect of all deliveries of Product to Astra effected by Glycyx after the Effective Date during the period of seven calendar months after the Effective Date.

              12. LOAN

12.1 Glycyx shall use reasonable commercial efforts to enter into an agreement with a Third Party Licensee under which Net Receipts of not less than US $500,000 (five hundred thousand US dollars) are paid to Glycyx by the Third Party Licensee on or before 1 April 2000. If Glycyx shall not receive such minimum Net Receipts on or before 1 April 2000, Astra shall advance to Glycyx the sum of US $500,000 (five hundred thousand US dollars) (less the amount of any Net Receipts received by Glycyx from any Third Party Licensees on or before 1 April 2000) ("the Loan Sum") such loan to be made by Astra to Glycyx on 1 April 2000 by express payment to such bank account as Glycyx may designate for such purpose.

12.2 Whilst Astra shall remain under any actual or contingent obligation to pay the Loan Sum to Glycyx or whilst any part of the Loan Sum shall remain outstanding, Glycyx shall provide Astra with such financial information with respect to any agreements entered into by Glycyx or Glycyx's Associates with Third Party Licensees as shall be sufficient to inform Astra of the time, manner and amounts in which the Loan Sum is anticipated to be paid out of Net Receipts under such agreements.


             The information above marked by [ * ] has been omitted pursuant to a request for confidential treatment filed with the SEC.

12.3 The Loan Sum shall be advanced as an unsecured and non-interest bearing loan and Glycyx shall effect repayment of the Loan Sum by paying or procuring the payment to Astra of [ * ]% of all Net Receipts until the total of the Loan Sum has been repaid or at any time at Glycyx's sole option by payment to Astra of any of the amount of the Loan Sum then outstanding Provided that the Loan Sum shall become immediately repayable in full on demand in writing by Astra in the following circumstances:

              (i)          if  Glycyx shall enter into liquidation; or

              (ii) if Glycyx shall commit any act or omit to perform any obligation in consequence whereof there shall cease to be any reasonable prospect of Net Receipts being received by Glycyx to cause the Loan Sum to be repayable in full under the provisions of this Clause 12.3.; or

              (iii) if Glycyx shall fail to effect repayment of any part of the Loan Sum on or before the due date for payment set out in Clause 12.4.

12.4 So long as any part of the Loan Sum shall remain outstanding Glycyx shall keep true and accurate records of Net Receipts and Glycyx shall within thirty (30) days of the end of each period of three months ending on 31 March, 30 June, 30 September and 31 December send to Astra a full report and statement of the calculation of all sums due and owing to Astra under the terms of this Clause 12 and with such statement shall effect payment of the sums due in respect of Net Receipts in the preceding quarter.

12.5 So long as any part of the Loan Sum shall be outstanding Glycyx shall allow an independent accountant appointed by Astra and approved by Glycyx, such approval not to be unreasonably withheld or delayed, to inspect the financial records of Glycyx in order to verify the accuracy and calculation of any statement delivered under Clause 12.4. Such verification shall be undertaken at the sole cost and expense of Astra



             The information above marked by [ * ] has been omitted pursuant to a request for confidential treatment filed with the SEC.

Provided that in the event that any such verification shall reveal an under reporting and/or accounting of Net Receipts and the sums due hereunder in repayment of the Loan Sum in excess of 3% of the sums actually repaid the cost and expense of such verification shall be borne solely by Glycyx.

12.6 In the event of any dispute between the Parties concerning the calculation of any sum due under Clause 8.1 or Clause 12.3, an independent auditor shall be appointed by agreement of the Parties or in the absence of agreement at the request of either Party by the President for the time being of the Institute of Chartered Accountants in England and Wales who acting as an expert and not as an arbitrator shall have full and free access to all relevant information and data and shall be asked to determine and settle any such dispute and in the absence of manifest error his decision shall be final and binding on the Parties. The independent auditor's fees shall be paid by the Parties in such proportions as he shall direct.

12.7 All sums due by either Party to the other Party under the terms of this Agreement are, unless otherwise expressly stated, exclusive of any valued added tax or equivalent sales tax which shall be payable (if applicable) upon submission of valued added tax invoices in respect thereof.

              13. TRADE MARK LICENCE

13.1 Glycyx hereby grants to Astra an exclusive royalty-free licence to use the Trade Mark on the Product and in connection with the marketing and exploitation of the Product in the Astra Territory only, but for no other purpose.

13.2 Glycyx confirms that it has procured or shall procure the grant by Biorex as owner (if appropriate) of the Trade Mark of such rights and licences as may be required to give effect to Clause 13.1 and undertakes to procure (if applicable) that Biorex shall execute such agreements as are referred to in Clause 6.3.2.

13.3 Astra hereby confirms and acknowledges that it is licensed to use the Trade Mark only as set out in this Agreement and further acknowledges:

              13.3.1 that all goodwill in the Trade Mark in any part of the
                     Astra Territory (whether or not
                     generated by the activities of Astra under this Agreement) shall vest in Glycyx or its designee;

              13.3.2 that any application for registration of any Trade Mark shall be made in the name of Glycyx or its designee only;
                     and

              13.3.3 that it will transfer and assign to Glycyx or its designee any right, title or interest of Astra in any Trade Mark necessary for registration of the Trade Mark in any part of the Astra Territory in the name of Glycyx or its designee and for all goodwill in any Trade Mark in the Astra Territory to vest in Glycyx or its designee.

               14. CONFIDENTIAL INFORMATION

14.1 Astra undertakes to Glycyx that it will hold and maintain in confidence all Glycyx Confidential Information and will not disclose to any third party or use Glycyx Confidential Information except to the extent necessary to exercise its rights and perform its obligations under this Agreement or as required by law. If required by law to disclose any Glycyx Confidential Information, Astra shall promptly notify Glycyx in writing in order to provide Glycyx with the opportunity to challenge such disclosure obligation. Astra further undertakes to Glycyx that it will exercise all reasonable precautions (being no less than it uses to protect its own Confidential Information) to prevent and restrain the unauthorised disclosure or use of any Glycyx Confidential Information and shall ensure that all employees, consultants or contractors of Astra who shall obtain any Glycyx Confidential Information in connection with the performance of this Agreement or shall have obtained any Glycyx Confidential Information prior to the Effective Date in connection with any agreement terminated under Clause 2.1 shall be bound and continue to be bound by obligations of confidentiality substantially similar to the obligations set out in this Clause.

14.2 Glycyx undertakes to Astra that it will hold and maintain in confidence all Astra Confidential Information and will not disclose to any third party or use Astra Confidential Information except in connection with the development, formulation, manufacture, sale or use of Balsalazide or the Product, the exercise of rights granted to Glycyx under this Agreement or as required by law. If required by law to disclose any Astra

              Confidential Information, Glycyx shall promptly notify Astra in writing in order to provide Astra with the opportunity to challenge such disclosure obligation. Glycyx further undertakes to Astra that it will exercise all reasonable precautions (being no less than it uses to protect its own Confidential Information) to prevent and restrain the unauthorised disclosure or use of any Astra Confidential Information and shall ensure that all employees, consultants or contractors of Glycyx who shall obtain Astra Confidential Information in connection with the performance of this Agreement or shall have obtained any Astra Confidential Information prior to the Effective Date in connection with any agreement terminated under Clause 2.1 shall be bound and continue to be bound by obligations of confidentiality substantially similar to the obligations set out in this Clause.

14.3 Both Parties recognise the importance of keeping all material information relating to the Product confidential and shall use all reasonable endeavours to make sure that no such information is made public or otherwise made available to third parties (save as expressly contemplated by this Agreement) in any manner which would materially jeopardise the value of the rights of the Parties in respect of the Product.

14.4          The restrictions on disclosure and use set out in Clauses 14.1,
              14.2 and 14.3 shall not apply to information:

              14.4.1 which was available to the public or part of the public domain at the time of disclosure by the disclosing Party, or

              14.4.2 which becomes available to the public or part of the public domain through no fault of the receiving Party after such disclosure, or

              14.4.3 which the receiving Party can establish by competent proof was already known to the receiving Party prior to disclosure by the disclosing Party without restriction on disclosure or use, or

              14.4.4 which the receiving Party can establish by competent proof was received by the receiving Party from a third party without restriction on disclosure or use, or

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

              14.4.5 which the receiving Party can establish by competent proof was independently developed by the receiving Party without the use of confidential information of the disclosing Party.

14.5 The restrictions set out in this Clause 14 shall be enforceable until 30 September 2012 or in connection with any Glycyx Confidential Information relating to the Astra Patents, if later, until expiry of the last to expire of the Astra Patents.

              15. INTELLECTUAL PROPERTY

15.1 Astra acknowledges that save as expressly stated herein Astra shall have no right, title, interest or licence in or to the Patents, the Glycyx Intellectual Property or other intellectual property rights of Biorex or Glycyx in Balsalazide or the Product.

15.2 In the event that either Party becomes aware of any infringement by any third party within the Astra Territory of any Glycyx Intellectual Property or other intellectual property rights of Glycyx and/or Biorex in the Patents, Balsalazide, the Product or the Trade Mark it shall forthwith notify the other Party. Glycyx shall be entitled to take such action (or procure such action by Biorex) as it shall consider appropriate against any such third party infringer, provided that:

              15.2.1 Astra shall give such assistance as Glycyx may reasonably require in connection with any such action subject to reimbursement by Glycyx of all costs reasonably incurred by Astra; and

              15.2.2 Glycyx shall keep Astra informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate and to retain any damages awarded against any such infringer.

              In the event that such infringement shall continue and Glycyx shall fail to take or procure any action to prevent any continuing infringement Astra may in its sole discretion and at its sole expense initiate and pursue such action as it considers appropriate to prevent any continuing infringement, provided that:

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

              15.2.3 Glycyx shall give (and shall use reasonable commercial endeavours to procure from Biorex) such assistance as Astra may reasonably require in connection with any such action subject to reimbursement by Astra of all costs reasonably incurred by Glycyx and/or Biorex; and

              15.2.4 Astra shall keep Glycyx informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate having regard to the continuing value of any such intellectual property rights to Glycyx and/or Biorex and the effect which any such infringement shall have had or will have on the exploitation in the Astra Territory by Astra of the Product and shall be entitled to retain any damages awarded against any such infringer.

15.3 In the event that any claim is made against Astra by any third party alleging infringement of any rights of any third party by the use and exploitation of the Product by Astra, Astra shall be entitled at its sole cost and expense to defend any such claim in such manner as it shall consider appropriate, provided that:

              15.3.1 Glycyx shall give (and shall use reasonable commercial endeavours to procure from Biorex) such assistance as Astra may reasonably require in such action subject to reimbursement by Astra of all costs reasonably incurred by Glycyx and/or Biorex;

              15.3.2 Astra shall keep Glycyx informed of the conduct and progress of such action but shall be entitled to conduct, pursue and settle such action in such manner as it shall reasonably consider appropriate having regard to the continuing value of any such intellectual property rights to Glycyx and/or Biorex and the effect which any such alleged infringement shall have had or will have on the exploitation in the Astra Territory by Astra of the Product and shall be entitled to retain any damages awarded against any such infringer; and

              15.3.3 Glycyx shall not be liable in any manner whatsoever to
                     Astra for any loss or damages suffered, incurred or awarded against Astra in connection with


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                     any such claim.

              16. SUB-CONTRACTORS AND DISTRIBUTORS

16.1 Astra shall not be entitled to appoint any sub-contractors, sub-licensees or distributor for the Product in the Astra Territory Provided that Astra may use an Astra Associate within the Astra Territory for the performance of all or part of its obligations hereunder.

16.2 Astra shall ensure that any Astra Associate performing any Astra obligations hereunder exercises its rights and performs its obligations in accordance with the provisions of this Agreement and notwithstanding any such appointment Astra shall remain solely liable for the performance of its obligations hereunder in each part of the Astra Territory.

              17. TERMINATION

17.1 This Agreement shall come into effect on the Effective Date and shall continue thereafter until terminated in accordance with Clauses 17.2 or 17.3 or 17.4 and 18.

17.2 Glycyx may at any time serve notice of termination in writing on Astra in respect of all or any part of the Astra Territory.

17.3 Astra may at any time after the expiry of seven months from the Effective Date serve notice of termination in writing on Glycyx in respect of all or any part of the Astra Territory.

17.4 Either Party shall be entitled at any time to give notice of termination in writing to the other in the event that:

              17.4.1 the other Party shall fail to pay any sum due hereunder on the due date and shall fail to remedy such breach within
                     (30) thirty days of being required in writing so to do;

              17.4.2 the other Party shall commit a material breach of any of the terms or conditions of this Agreement and shall fail to remedy the same (if capable of remedy) within ninety (90) days of being required in writing so to do Provided


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

                     that such right of termination shall not arise in the event of any breach by Glycyx of its obligations under Clause 7.4 unless Glycyx shall fail within a reasonable period of time to replace the defective Product;

              17.4.3 the other Party shall enter into liquidation (either voluntary or compulsory) or shall be the subject of any petition for winding up;

              17.4.4 the other Party shall make any assignment or arrangement for the benefit of its creditors or shall cease or threaten to cease to carry on its business in the ordinary course;

              17.4.5 a receiver, administrative receiver, or receiver and manager, or judicial manager or administrator shall be appointed over the whole or any part of the assets of the other Party or if any Court proceedings are commenced for the appointment of an administrator or receiver to either Party; or

              17.4.6 the other Party shall become unable to pay its debts as they become due in the ordinary course of business or shall otherwise become subject to or seek relief under any law relating to insolvency in any jurisdiction relevant to such other Party.

17.5 Neither Party shall be liable to the other Party under or in connection with this Agreement for any indirect or consequential loss or damage suffered by the other Party, howsoever caused, including any claim for damages based upon loss of profits or loss of goodwill.

17.6 Any waiver by either Party of a breach of any provision of this Agreement shall not be considered as a waiver of any subsequent breach of the same provision or of any breach of any other provision of this Agreement.

17.7 Any termination of this Agreement shall be without prejudice to the right of either Party to recover any monies due to it under this Agreement or the rights or remedies of either Party in respect of any breach prior to the date of termination of this Agreement.

              18. CONSEQUENCES OF TERMINATION

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

18.1 In the event of notice of termination of this Agreement being served under Clauses 17.2, 17.3 or 17.4 in respect of all or any part of the Astra Territory, the Parties shall within 30 days apply to the relevant Regulatory Authorities for the transfer of the Product Registrations in the Astra Territory (or such part thereof) from Astra to Glycyx or its designee. Glycyx shall be responsible for providing Astra with such information concerning the transferee as Astra shall need for the purpose of making such applications and Astra shall be responsible for filing such applications. Each Party shall thereafter promptly take all such further action as may reasonably be required to effect such transfers with the object that Glycyx or any Third Party Licensee shall be able to assume marketing, distribution and sale of the Product in the Astra Territory (or any part thereof) without interruption of supply to customers. In the event of notice of termination of this Agreement being served under Clauses 17.2,
              17.3 or 17.4 in respect of all of the Astra Territory, the provisions of this Clause 18.1 shall also apply in respect of Product Registrations outside the Astra Territory.

18.2 Upon completion of the transfer of the Product Registrations in any part of the Astra Territory or cancellation of the Product Registrations in accordance with Clause 18.3 in any part of the Astra Territory this Agreement shall terminate in respect of such part of the Astra Territory and upon completion of the transfer or cancellation of all Product Registrations in the Astra Territory this Agreement shall terminate in full, subject to Clause 18.7.

18.3 If either Party ("First Party") shall commit any default in the performance of its obligations under Clause 18.1 the other Party ("Second Party") may by not less than 30 days' notice in writing specifying such default require that such default shall be rectified. If such default shall not be rectified within such period, Second Party shall be entitled by further notice in writing to First Party to require specific performance of its obligations under Clause 18.1 Provided that in the event of default by Glycyx under Clause 18.1 Astra shall be entitled by such further notice to require that Glycyx be named as transferee in the performance of its obligations under Clause 18.1 and, (regardless of whether Astra shall so require), if Glycyx's default in the performance of its obligations under Clause 18.1 shall continue for more than 30 days after the date of service of such further notice, Astra shall be entitled thereafter to cancel any Product Registrations which are still registered in the name of Astra or any Astra Associate.

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

18.4          Upon termination of this Agreement becoming effective under Clause
              18.2 in respect of all or any part of the Astra Territory, Astra shall (in respect of all or such part of the Astra Territory):

              18.4.1 forthwith cease all manufacture and distribution of the
                     Product (save only as expressly provided in Clause 18.4.6);

              18.4.2 immediately telegraphically transfer all monies due and payable to Glycyx as at the date of termination into Glycyx's bank account designated under Clause 8.2;

              18.4.3 immediately return to Glycyx all information and data of whatsoever nature provided by or on behalf of Glycyx or any Glycyx Associate relating to Balsalazide or the Product which Astra or any Astra Associate may have in its possession or under its control together with all copies thereof but excluding any correspondence between Glycyx and Astra and provided that Astra shall be entitled to keep one copy of such information and data for regulatory purposes and for dealing with any claims in respect of Product only and Astra acknowledges that such retained copy shall not be used for any other purpose whatsoever;

              18.4.4 immediately cease use of any Glycyx Confidential
                     Information, Glycyx Intellectual Property, Patents or Trade Mark;

              18.4.5 forthwith deliver to Glycyx free of charge copies of any
                     Astra Product Information and Astra Regulatory Data described in Clause 4.1 not previously delivered under Clause 4.1, subject to the proviso contained in Clause 4.1;

              18.4.6 if so required by Glycyx, sell to Glycyx all or part of such stocks of the Product as Astra shall still have in its possession once it has fulfilled all orders outstanding as at the date of termination at a price calculated as cost price to Astra (excluding cost of packaging), provided that Glycyx shall


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

                     not purchase any of the stocks of the Product which do not have at least two-thirds of their approved shelf life unexpired or do not comply with the specification of the Product as at such date and provided further that in the event of Glycyx not purchasing all stocks of the Product in Astra's possession, Astra shall be entitled to continue to sell its remaining stock in accordance with the terms of this Agreement only in the Astra Territory only upon substantially the same terms (as to price, delivery and liability) as previously applied by Astra to sales of Product under the terms of this Agreement and Glycyx shall grant to Astra free of charge a licence to use all intellectual property rights owned by or within the control of Glycyx or any Glycyx Associate for the purpose of enabling Astra to sell such stock;

              18.4.7 grant to Glycyx free of charge a licence to use any Astra trademark or tradename or logo or marking appearing on the Product for the period reasonably required to enable Glycyx to use all existing stocks, raw materials and work in progress (other than packaging materials) and to effect necessary changes to its manufacturing processes.

18.5 Upon termination of this Agreement becoming effective Glycyx shall immediately telegraphically transfer all monies due and payable to Astra as at the date of termination into such bank account as Astra shall have designated in accordance with Clause 8.2 Provided for the avoidance of doubt that such monies shall not include the repayment of the Loan Sum unless the Loan Sum in accordance with Clause 12.3 shall then be repayable.

18.6 Upon termination of this Agreement becoming effective, the provisions of Clauses 4.3, 4.4 and 4.6 shall apply mutatis mutandis in respect of any Astra Intellectual Property acquired or created by Astra after the Effective Date.

18.7 Notwithstanding termination the provisions of Clauses 2.1, 4.3, 4.4, 4.5, 4.6, 4.7, 10, 12, 14, 17, 18, 22 and 23.5 shall continue in accordance with their terms.

              19. ASSIGNMENT

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

19.1 Subject to Clause 19.2, either Party may assign all or any of its rights or obligations under this Agreement to an Associate without the prior written consent of the other Party Provided that such assignment shall not result in adverse tax consequences for the other Party, but in all other cases any transfer or assignment by any Party of any of its rights or obligations hereunder shall require the prior written consent of the other Party, which shall not be unreasonably withheld or delayed. After such assignment to an Associate has taken place, in the event that it is reasonably anticipated that any assignee may cease to be an Associate of the original Party, prior to the assignee so ceasing to be an Associate of the original Party, the original Party shall reassume the rights or obligations hereunder which were so assigned to the Associate and shall procure that all such rights and obligations shall be assigned back to the original Party.

19.2 Either Party hereto may satisfy any of its obligations hereunder through any of its Associates Provided that:

                    (i) each Party shall guarantee the performance of any of such Party's obligations so delegated pursuant to this Clause;

                    (ii) such delegation shall not relieve the delegating Party of its obligations in this Agreement; and

                    (iii) such delegation shall not result in adverse tax consequences for the other Party.

              20. FORCE MAJEURE

20.1 If the performance of any obligations under this Agreement by either Party is affected by Force Majeure it shall forthwith notify the other Party of the nature and extent thereof.

20.2 Neither Party shall be deemed to be in breach of this Agreement or otherwise be liable to the other by reason of any delay in performance or non-performance of any of its obligations hereunder to the extent that such delay or non-performance is due to any Force Majeure which has been notified to the other Party in writing.

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

              21. COSTS

21.1 Each Party hereto shall bear its own costs in relation to the negotiation, drafting, preparation and execution of this Agreement.

              22. CONFIDENTIALITY

22.1 Each Party undertakes to keep confidential and not to disclose to any third party (without the prior written consent of the other Party) the contents of the Research Agreement, the contents of the Distribution Agreement or this Agreement, negotiations pertaining to the Research Agreement, the Distribution Agreement or this Agreement or otherwise any matters arising in connection with the conduct of the Research Agreement and the Distribution Agreement or this Agreement Provided that nothing herein contained shall preclude a Party from disclosing information:

                    (i) which is contained in press releases agreed between the Parties,

                    (ii)   which the Parties agree in writing may be disclosed,

                    (iii) which is in the public domain otherwise than as the result of any breach of obligation of confidentiality by such Party,

                    (iv) which is required to be disclosed by law or by any regulatory body or recognised stock-exchange,

                    (v) which is reasonably required in writing by Glycyx to be disclosed by employees of Astra in the performance of their obligations under Clause 2.3, or

                    (vi) which Glycyx wishes to disclose (subject to confidentiality obligations) to any licensor, licensee or investor or potential licensor, licensee or investor of or in Glycyx or any Glycyx Associate or to any Glycyx Associate.

              23. NATURE OF THE AGREEMENT

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

23.1 Nothing in this Agreement shall create or be deemed to create any partnership or joint venture or the relationship of principal and agent between the Parties.

23.2 Each Party acknowledges that in entering into this Agreement it does not do so on the basis of and does not rely on any representation or warranty or other provision (except as expressly provided herein) and all conditions, warranties or other terms implied by statute or common law are hereby excluded to the fullest extent permitted by law.

23.3 This Agreement constitutes the entire understanding and agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations and discussions between the Parties relating thereto.

23.4 This Agreement may not be released, discharged, abandoned, changed or modified in any manner except by an instrument in writing signed by a duly authorised officer or representative of each of the Parties.

23.5 This Agreement shall be governed by and construed in all respects in accordance with the laws of England and each Party hereby submits to the exclusive jurisdiction of the English Courts. Each Party agrees to maintain as its respective agent for service of process in connection with any action commenced before the High Court in England the following agent or such other agent as it shall from time to time by notice in writing to the other Party appoint in place of such agent and the Parties agree that the service of process or any other papers upon such agent by registered mail at its address set out below or at such other address as the appointing Party shall subsequently notify to the other Party as its agent's address for service shall be deemed proper and effective service on the appointing Party.

              Glycyx:      Glycyx Pharmaceuticals, Ltd
                           17 - 18 Coach House Cloisters
                           Hitchin Street
                           Baldock
                           Herts  SG7 6AE

              Astra:       AstraZeneca UK Limited
                           15 Stanhope Gate
                           London  W1Y 6LN

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

              24. NOTICES

24.1 All notices to be served by the Parties shall be served only in the English language.

24.2 Notices shall be sufficiently served if dispatched by express courier to the address of the receiving Party set out below:

              Glycyx:      Milner House
                           18 Parliament Street
                           Hamilton
                           HM12, Bermuda
                           FAO: President

              With a copy to:  Salix Pharmaceuticals, Ltd
                           3600 W Bayshore Road
                           Suite 205
                           Palo Alto
                           CA 94303 USA
                           FAO: President

              Astra:       SE-151 85 Sodertalje
                           Sweden
                           F.A.O: President

              Any modification to this address must be notified in writing to the other Party in accordance with the terms of this Clause.

24.3 In the absence of proof to the contrary notices properly sent hereunder shall be deemed to have been duly served 4 days after the date of dispatch.

24.4 Copies of any notices dispatched in accordance with Clause 24.2 may be sent by facsimile transmission and for this purpose the following fax numbers below shall apply:

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24.4.1        in the case of Glycyx at (+441) 296 5749 and marked for the attention of President with a copy to Salix Pharmaceuticals, Ltd at (+1) 650 856 1555 marked for the attention of the President;

24.4.2 in the case of Astra at (+46) 8 553 29000 and marked for the attention of the President.

AS WITNESS the hands of the duly authorised representatives of the Parties hereto the day and year first above written.




SIGNED for and on behalf of         SIGNED for and on behalf of
GLYCYX PHARMACEUTICALS, LTD         ASTRA AB
                                    (PUBL)


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